UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 28, 2009

First United Corporation
(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550
(Address of principal executive offices) (Zip Code)

(301) 334-9471
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On January 30, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program, First United Corporation (the “Company”) entered into a Letter Agreement, and the related Securities Purchase Agreement – Standard Terms (collectively, the “Purchase Agreement”), with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued (i) 30,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference $1,000 per share (“Series A Preferred Stock”), and (ii) a warrant to purchase 326,323 shares of the Company’s common stock, par value $.01 per share, for an aggregate purchase price of approximately $4.50 million in cash (the “Warrant”).  The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum until February 15, 2014.  Beginning February 16, 2014, the dividend rate will increase to 9% per annum.  On and after February 15, 2012, the Company may, at its option, redeem shares of Series A Preferred Stock, in whole or in part, at any time and from time to time, for cash at a per share amount equal to the sum of the liquidation preference per share plus any accrued and unpaid dividends to but excluding the redemption date.  Prior to February 15, 2012, the Company may redeem shares of Series A Preferred Stock only if it has received aggregate gross proceeds of not less than $7.50 million from one or more qualified equity offerings, and the aggregate redemption price may not exceed the net proceeds received by the Company from such offerings.  The redemption of the Series A Preferred Stock requires prior regulatory approval.  The restrictions on redemption are set forth in the Certificate of Notice, which incorporates a Certificate of Designations (the “Certificate of Designations”), described in Item 5.03 below.

The Warrant is exercisable at $13.79 per share at any time on or before January 30, 2019. The number of shares of common stock issuable upon exercise of the Warrant and the exercise price per share will be adjusted if specific events occur.  The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.  Treasury has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant (the “Warrant Shares”).

The Series A Preferred Stock and the Warrant were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register the Series A Preferred Stock, the Warrant, and the Warrant Shares as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant.  Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may not transfer a portion of the Warrant with respect to, or exercise the Warrant for, more than one-half of the Warrant Shares prior to the earlier of (a) the date on which the Company has received aggregate gross proceeds of not less than $30,000,000 form one or more qualified equity offerings and (b) December 31, 2009.

The Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008.  As a condition to the closing of the transaction, William B. Grant, Carissa L. Rodeheaver, Robert W. Kurtz, Steven M. Lantz, and Robin E. Murray (the “Senior Executive Officers”, as defined in the Purchase Agreement) each voluntarily waived any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledged that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program.  The form of waiver signed by each of the Senior Executive Officers is attached as Annex B to the Purchase Agreement.

Item 3.02           Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03           Material Modification to Rights of Security Holders.

Pursuant to the terms of the Purchase Agreement, prior to the earlier of (i) January 30, 2012 or (ii) the date on which the Series A Preferred Stock has been redeemed in full or Treasury has transferred all of the Series A Preferred Stock to non-affiliates, the Company cannot increase its quarterly cash dividend above $0.20 per share or repurchase any shares of its common stock or other capital stock or equity securities or trust preferred securities without the consent of Treasury.

In addition, pursuant to the Certificate of Designations, so long as any shares of Series A Preferred Stock remain outstanding, the Company may not declare or pay any dividends or distributions on the Company’s common stock or any class or series of the Company’s equity securities ranking junior, as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company, to the Series A Preferred Stock (“Junior Stock”) (other than dividends payable solely in shares of common stock) or on any other class or series of the Company’s equity securities ranking pari passu, as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company, with the Series A Preferred Stock (“Parity Stock”), and may not repurchase or redeem any common stock, Junior Stock or Parity Stock, unless all accrued and unpaid dividends for past dividend periods, including the latest completed dividend period, have been paid or have been declared and a sufficient sum has been set aside for the benefit of the holders of the Series A Preferred Stock.

The repurchase restrictions described above do not apply in certain limited circumstances, including the repurchase of common stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice, but only to offset the increase in the number of diluted shares outstanding resulting from the grant, vesting or exercise of equity-based compensation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(e)        Compensatory Arrangements.

The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03          Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year.

(a)       Amendment to Articles of Incorporation.

The Company’s Amended and Restated Articles of Incorporation authorize 2,000,000 shares of preferred stock for issuance, with such designations, preferences and restrictions as may be from time to time established by a resolution of the Company’s Board of Directors. On January 28, 2009, the Board of Directors adopted resolutions approving the Certificate of Designations and creating the 30,000 shares of Series A Preferred Stock. On that same date, the Company filed a Certificate of Notice, to which the Certificate of Designations was attached, with the State Department of Assessments and Taxation of Maryland. Under Maryland law, the Certificate of Notice, which is attached hereto as Exhibit 4.1 and incorporated herein by reference, is not considered a part of the Company’s charter but it does set forth facts upon which the terms of a class of the Company’s capital stock (i.e., the Series A Preferred Stock) are made dependent.

Item 9.01         Financial Statements and Exhibits.

(d)      Exhibits.

The exhibits filed or furnished with this report are listed on the Exhibit Index which immediately follows the signatures hereto and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: February 2, 2009	By:	/s/ Carissa L. Rodeheaver
Carissa L. Rodeheaver, Executive Vice President and Chief Financial Officer

Exhibit Number	Description

4.1	Certificate of Notice, attaching the Certificate of Designations for the Series A Preferred Stock, filed on January 28, 2009 (filed herewith)

4.2	Common Stock Purchase Warrant dated January 30, 2009 issued to the U.S. Department of Treasury (filed herewith)

4.3	Sample Stock Certificate for Series A Preferred Stock (filed herewith)

10.1
Letter Agreement, including the related Securities Purchase Agreement – Standard Terms (the “Securities Purchase Agreement”), dated January 30, 2009 by and between the Company and the U.S. Department of Treasury (filed herewith)

10.2	Form of Senior Executive Officer Waiver (incorporated by reference to Annex B of the Securities Purchase Agreement)